CUSTOMER AGREEMENT

                             SB AAA MASTER FUND LLC

     This Customer Agreement made and entered into as of the 23rd day of August, 2001, by and among SB AAA MASTER FUND LLC (the "Fund") and SALOMON SMITH BARNEY INC., a Delaware corporation ("SSB").

                              W I T N E S S E T H :
                               - - - - - - - - - -

     WHEREAS, the Fund, formed on August 17, 2001, has been organized to engage in the speculative trading of commodity interests, including, but not limited to, futures contracts, options, physical commodities, spot, swap and forward contracts; and

     WHEREAS, Smith Barney Futures Management LLC ("SBFM" or the "Managing Member") is the Managing Member of the Fund; and

     WHEREAS, the Fund will act as a master fund whose initial feeder funds will be Smith Barney AAA Energy Fund L.P. and Smith Barney Orion Futures Fund L.P., or such other accounts managed by SBFM or the Advisor as permitted by SBFM from time to time (each a "Feeder Fund" and collectively, the "Feeder Funds"); and

     WHEREAS, the Fund and SSB wish to enter into this Customer Agreement setting forth the terms and conditions upon which SSB will perform brokerage and other services for the Fund;

     NOW, THEREFORE, in consideration of the promises and the mutual covenants contained herein, it is agreed as follows:

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     1.  Appointment of  Broker/Dealer  and Opening of Account.  The Fund hereby appoints SSB as its commodity broker/dealer through whom the Fund will execute trades in commodity interests including futures contracts, options, physical commodities, spot, swap and forward contracts. The Fund shall deposit or cause to be deposited the Feeder Funds' capital contributions in a commodity brokerage account with SSB, and will maintain all of its assets, as they from time to time exist, in such account except for such amounts as may be necessary or desirable to be maintained in a bank account or with a broker to facilitate trading in interbank forward foreign currency transactions and the payment of Fund expenses, withdrawals or distributions. The Fund shall execute such other documents as shall be necessary or appropriate to permit SSB to perform its services hereunder.

     2. Services of SSB. SSB agrees to use its best efforts to effect transactions for the Fund's account. SSB agrees to assist the Fund in performing various functions. These include, but are not limited to: (a) calculating the Fund's Net Assets and Net Asset Value (as such terms are defined in the Fund's Operating Agreement) at such times as may be required, (b) preparing and confirming financial information for annual or interim audits and reports and
(c) establishing procedures for effecting withdrawals, cash distributions and the liquidation of the Fund upon termination. SSB further agrees to furnish clerical and bookkeeping support for the administration of the Fund.

     3. Brokerage and Other Fees. SSB's direct brokerage commissions or fees shall be paid by the Feeder Funds in accordance with their individual customer agreements with SSB based upon the trades allocable to each Feeder Fund. The Fund shall pay National Futures Association, exchange, clearing, user, give-up and floor brokerage fees, or shall reimburse SSB for all such fees previously paid by SSB on behalf of the Fund.

     4. Payment of Interest. SSB shall pay interest to each Feeder Fund in accordance with the terms set forth in each Feeder Fund's customer agreement with SSB.

     5. Trading Authorization. The Managing Member has entered into a Management Agreement with AAA Capital Management, Inc. as the Fund's Advisor (the
"Advisor"). Pursuant to the Management Agreement, the Advisor shall have discretion to order purchases and sales of commodity interests including futures contracts, options, physical commodities, spot, swap and forward contracts. SBFM may select or appoint additional or replacement trading advisors. SSB is hereby authorized to execute all orders placed by the Advisor for the account of the Fund until notified by SBFM to the contrary, and shall have no obligation to inquire into the reason for or method of determining such orders, nor any obligation to monitor such orders in relation to the Fund's trading policies. The provisions of this Paragraph 5 shall apply with equal force and effect to any other commodity trading advisor designated in the future by SBFM.

     6. Terms of the Account. The following terms and conditions shall be applicable to the Fund's account: --------------------

     (a) The word "property" is used herein to mean securities of all kinds, monies, options, commodities and contracts for the future delivery of, or otherwise relating to, commodities or securities and all property usually and customarily dealt in by brokerage firms.

     (b) All transactions for the Fund's account shall be subject to the regulations of all applicable federal, state and self-regulatory agencies including, but not limited to, the various commodity exchanges and the constitutions, rules and customs, as the same may be constituted from time to time, of the exchange or market (and its clearinghouse, if any) where executed. Actual deliveries are intended on all transactions. The Fund also agrees not to exceed the speculative position limits for its own account, acting alone or in concert with others, and promptly to advise SSB if it is required to file reports of its commodity positions with the Commodity Futures Trading Commission ("CFTC").

     (c) Any and all property belonging to the Fund, or in which it may have an interest, held by SSB or carried in the Fund's account (either individually or jointly with others) shall be subject to a general lien for the discharge of the Fund's obligations to SSB, wherever or however arising and without regard to whether or not SSB has made advances with respect to such property, and SSB is hereby authorized to sell and/or purchase any and all property in the Fund's account without notice to satisfy such general lien.

     (d) The Fund agrees to maintain such collateral and/or margin as SSB may, in its discretion, require from time to time and will pay on demand any amount owing with respect to its account. Against a "short" position in any commodity contract, prior to the maturity thereof, the Fund will give SSB instructions to cover, or furnish SSB with all necessary delivery documents, and in default thereof, SSB may, without demand or notice, cover the contracts, or if an order to buy in such contracts cannot be executed under prevailing conditions, SSB may procure the actual commodity and make delivery thereof upon any terms and by any method which may be feasible. It is further agreed that if the Fund fails to receive sufficient funds to pay for any commodities and commodity futures contracts and/or to satisfy any demands for original and/or variation margin, SSB may, without prior demand and notice, sell any property held by it in the Fund's account and any loss resulting therefrom will be charged to the Fund's account.

     (e) SSB may, whenever in its discretion it considers it necessary for its protection, sell any or all property held in the Fund's account, cancel any open orders for the purchase or sale of any property with or without notice to the Fund, and SSB may borrow or buy in any property required to make delivery against any sales, including a short sale, effected for the Fund. Such sale or purchase may be public or private and may be made without advertising or notice to the Fund and in such manner as SSB may, in its discretion, determine, and no demands, calls, tenders or notices which SSB may make or give in any one or more instances shall invalidate the aforesaid waiver on the Fund's part. At any such sale SSB may purchase the property free of any right of withdrawal and the Fund shall be liable for any deficiency in its account.

     (f) SSB and the Fund agree that the parties shall have the right to offset any unrealized gains and losses on the Fund's open positions and to net any open orders for the purchase or sale of any property of the Fund.

     (g) The Fund agrees to pay service fees and/or interest charges upon its account monthly at the prevailing and/or allowable rates according to the laws of the State of New York, as determined by SSB at the time of the acceptance of this Agreement in its New York office and thereafter.

     (h) If any provisions herein are or should become inconsistent with any present or future law, rule or regulation of any sovereign government or a regulatory body having jurisdiction over the subject matter of this Agreement, such provision shall be deemed to be rescinded or modified in accordance with any such law, rule or regulation. In all other respects, this Agreement shall continue and remain in full force and effect.

7.       Indemnification.
         ---------------

     (a) In any action, suit, or proceeding to which SSB was or is a party or is threatened to be made a party by reason of the fact that it is or was the commodity broker for the Fund (other than an action by or in the right of the Fund), the Fund shall indemnify and hold harmless SSB, subject to subparagraph
(c), against any loss, liability, damage, cost, expense (including attorneys' fees and accountants' fees), judgments and amounts paid in settlement actually and reasonably incurred by it in connection with such action, suit or proceeding if SSB acted in good faith and in a manner it reasonably believed to be in the best interests of the Fund, except that no indemnification shall be made in respect of any claim, issue or matter which as to SSB constituted negligence, misconduct or breach of its fiduciary obligations to the Fund, unless, and only to the extent that, the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all circumstances of the case, SSB is fairly and reasonably entitled to indemnification for such expenses which such court shall deem proper; and further provided that no indemnification shall be available from the Fund if such indemnification is prohibited by Section 13 of the Fund's Operating Agreement. The termination of any action, suit or proceeding by judgment, order or settlement shall not, of itself, create a presumption that SSB did not act in good faith, and in a manner which it reasonably believed to be in or not opposed to the best interests of the Fund.

     (b) To the extent that SSB has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subparagraph (a) above, or in defense of any claim, issue or matter therein, the Fund shall indemnify it against the expenses, including attorneys' fees, actually and reasonably incurred by it in connection therewith.

     (c) Any indemnification under subparagraph (a) above, unless ordered by a court, shall be made by the Fund only as authorized in the specific case and only upon a determination by independent legal counsel in a written opinion that indemnification is proper in the circumstances because SSB has met the applicable standard of conduct set forth in subparagraph (a) above.

     (d) The term SSB as used in this Paragraph 7 shall include SSB, its officers, directors, stockholders, employees and affiliates.

8. The Fund hereby represents that it is a qualified eligible person as defined in CFTC Rule 4.7.

9. Termination. This Agreement may be terminated at any time by either party hereto upon notice to the other, in which event the brokerage accounts shall be closed and all positions open at such time shall be liquidated or shall be transferred to another broker as directed by the Fund.

10. Miscellaneous. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. This Agreement shall be governed by the laws of the State of New York.

IN WITNESS WHEREOF, this Agreement has been executed by the parties hereto as of the day and year first above written.



                          SB AAA MASTER MASTER FUND LLC

                     By: Smith Barney Futures Management LLC
                                (Managing Member)


By: /s/ David J. Vogel
-----------------------------------------------
David J. Vogel
President


                            SALOMON SMITH BARNEY INC.
                            (Commodity Broker/Dealer)


By: /s/ David J. Vogel
------------------------------------------------
David J. Vogel
Executive Vice President